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                           DFA INVESTMENT DIMENSIONS GROUP INC.

                           ARTICLES SUPPLEMENTARY TO THE CHARTER

         DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation") and registered under the Investment Company Act of 1940 as an open-end company, hereby certifies, in accordance with the requirements of Section 2-208 and
Section 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation has authority to issue a total of Six Billion (6,000,000,000) shares of stock, with a par value of One Cent ($.01) per share, having an aggregate par value of Sixty Million Dollars ($60,000,000), all of which shall be considered common stock. The allocation of shares to each of its thirty-four existing classes is as follows:

                     Class Designation                                     Number of Shares of Common Stock
                     -----------------                                        (par value $.01 per share)
                                                                                       Allocated
                                                                                       ---------
The U.S. Large Company Portfolio Shares                                               200,000,000

The U.S. 9-10 Small Company                                                           300,000,000
   Portfolio Shares

The DFA One-Year Fixed Income                                                         300,000,000
   Portfolio Shares

The DFA Five-Year Government                                                          100,000,000
   Portfolio Shares

The United Kingdom Small Company                                                       20,000,000
   Portfolio Shares

The Japanese Small Company Portfolio Shares                                            50,000,000

The Continental Small Company                                                          50,000,000
   Portfolio Shares

The DFA Intermediate Government Fixed                                                 100,000,000
   Income Portfolio Shares

The DFA Global Fixed Income                                                           100,000,000
   Portfolio Shares

The Pacific Rim Small Company                                                          50,000,000
   Portfolio Shares

The Large Cap International Portfolio Shares                                          150,000,000

The U.S. 6-10 Small Company                                                           100,000,000
   Portfolio Shares

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The U.S. 6-10 Value Portfolio Shares                                                  300,000,000

The U.S. Large Cap Value Portfolio Shares                                             200,000,000

The DFA Real Estate Securities Portfolio                                              100,000,000
   Shares

RWB/DFA International High Book to Market                                             100,000,000
   Portfolio Shares

The Emerging Markets Portfolio Shares                                                 100,000,000

DFA International Small Cap Value                                                     200,000,000
   Portfolio Shares

VA Large Value Portfolio Shares                                                        50,000,000

VA Global Bond Portfolio Shares                                                        50,000,000

VA Small Value Portfolio Shares                                                        50,000,000

VA International Value Portfolio Shares                                                50,000,000

VA International Small Portfolio Shares                                                50,000,000

The VA Short-Term Fixed Portfolio Shares                                               50,000,000

Enhanced U.S. Large Company                                                           100,000,000
   Portfolio Shares

DFA Two-Year Global Fixed Income                                                      200,000,000
   Portfolio Shares

International Small Company Portfolio Shares                                          100,000,000

Emerging Markets Small Cap Portfolio Shares                                           100,000,000

U.S. 4-10 Value Portfolio Shares                                                      100,000,000

Emerging Markets Value Portfolio Shares                                               100,000,000

Tax-Managed U.S. 5-10 Value Portfolio Shares                                          100,000,000

Tax-Managed U.S. 6-10 Small Company                                                   100,000,000
   Portfolio Shares

Tax-Managed U.S. Marketwide Value                                                     100,000,000
   Portfolio Shares

Tax-Managed DFA International Value                                                   100,000,000
   Portfolio Shares


    The Board of Directors of the Corporation has adopted a resolution classifying unallocated and unissued common stock (par value $.01 per share) of the Corporation as follows: one hundred million (100,000,000) shares were allocated to a new class of common stock


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designated "Tax-Managed U.S. 5-10 Value Portfolio X Shares," one hundred million
(100,0000,00) shares were allocated to a new class of common stock designated "Tax-Managed U.S. 6-10 Small Company Portfolio X Shares," one hundred million (100,000,000) shares were allocated to a new class of common stock designated "Tax-Managed U.S. Marketwide Value Portfolio X Shares," and one hundred million (100,000,000) shares were allocated to a new class of common stock designated "Tax-Managed DFA International Value Portfolio X Shares."

     SECOND: Following the aforesaid classifications and allocations, the total number of shares of stock which the Corporation is authorized to issue is Six Billion (6,000,000,000) shares, with a par value of One Cent ($.0l) per share and an aggregate par value of Sixty Million Dollars ($60,000,000), and the allocation of shares to each of the thirty-eight classes (each a "Class" and, collectively, the "Classes") is as follows:

                     Class Designation                                     Number of Shares of Common Stock
                     -----------------                                        (par value $.01 per share)
                                                                                       Allocated
                                                                                       ---------
The U.S. Large Company Portfolio Shares                                               200,000,000

The U.S. 9-10 Small Company                                                           300,000,000
   Portfolio Shares

The DFA One-Year Fixed Income                                                         300,000,000
   Portfolio Shares

The DFA Five-Year Government                                                          100,000,000
   Portfolio Shares

The United Kingdom Small Company                                                       20,000,000
   Portfolio Shares

The Japanese Small Company Portfolio Shares                                            50,000,000

The Continental Small Company                                                          50,000,000
   Portfolio Shares

The DFA Intermediate Government Fixed Income                                          100,000,000
   Portfolio Shares

The DFA Global Fixed Income                                                           100,000,000
   Portfolio Shares

The Pacific Rim Small Company                                                          50,000,000
   Portfolio Shares

The Large Cap International Portfolio Shares                                          150,000,000

The U.S. 6-10 Small Company                                                           100,000,000
   Portfolio Shares

The U.S. 6-10 Value Portfolio Shares                                                  300,000,000


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The U.S. Large Cap Value Portfolio Shares                                             200,000,000

The DFA Real Estate Securities Portfolio                                              100,000,000
   Shares

RWB/DFA International High Book to Market                                             100,000,000
   Portfolio Shares

The Emerging Markets Portfolio Shares                                                 100,000,000

DFA International Small Cap Value                                                     200,000,000
   Portfolio Shares

VA Large Value Portfolio Shares                                                        50,000,000

VA Global Bond Portfolio Shares                                                        50,000,000

VA Small Value Portfolio Shares                                                        50,000,000

VA International Value Portfolio Shares                                                50,000,000

VA International Small Portfolio Shares                                                50,000,000

The VA Short-Term Fixed Portfolio Shares                                               50,000,000

Enhanced U.S. Large Company                                                           100,000,000
   Portfolio Shares

DFA Two-Year Global Fixed Income                                                      200,000,000
   Portfolio Shares

International Small Company Portfolio Shares                                          100,000,000

Emerging Markets Small Cap Portfolio Shares                                           100,000,000

U.S. 4-10 Value Portfolio Shares                                                      100,000,000

Emerging Markets Value Portfolio Shares                                               100,000,000

Tax-Managed U.S. 5-10 Value Portfolio                                                 100,000,000
   Shares

Tax-Managed U.S. 6-10 Small Company                                                   100,000,000
   Portfolio Shares

Tax-Managed U.S. Marketwide Value                                                     100,000,000
   Portfolio Shares

Tax-Managed DFA International Value                                                   100,000,000
   Portfolio Shares

Tax-Managed U.S. 5-10 Value                                                           100,000,000
   Portfolio X Shares

Tax-Managed U.S. 6-10 Small Company                                                   100,000,000
   Portfolio X Shares


Tax-Managed U.S. Marketwide Value                                                     100,000,000
   Portfolio X Shares

Tax-Managed DFA International Value                                                   100,000,000
   Portfolio X Shares

     THIRD: A description of the shares of each Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:

     The holder of each share of each Class shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name on the books of the Corporation. All shares of the Classes then issued and outstanding and entitled to vote, irrespective of Class, shall be voted in the aggregate and not by Class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by Class; and (3) when a matter to be voted upon does not affect any interest of a particular Class then only shareholders of the affected Class or Classes shall be entitled to vote thereon.

     Each share of each Class shall have the following preferences and special rights, restrictions, and limitations:

          (1) All consideration received by the Corporation for the issue or sale of stock of a Class, together with all income, earnings, profits, and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Class, subject only to the rights of the creditors.

          (2) Dividends or distributions on shares of a Class and redemptions of such Class shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such Class.

          (3) The Corporation may deduct from the proceeds of redemption of shares of each Class the cost incurred in liquidating investment securities to pay redemptions in cash as set forth in the By-Laws.

          (4) In the event of the liquidation or dissolution of the Corporation, holders of each Class shall be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular Class, the assets belonging to such Class; and the assets so distributable to such shareholders shall be distributed among such shareholders in proportion to the asset value of such shares. In addition, such holders shall be entitled to receive their proportionate share of assets of the Corporation which do not belong solely to any particular Class, as determined by the Board of Directors.


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          (5)     The assets belonging to each Class shall be charged with
     the liabilities in respect to such Class, and shall also be charged with their share of the general liabilities of the Corporation as determined by the Board of Directors, such determination shall be conclusive for all purposes.

     FOURTH: The shares aforesaid have been duly classified and allocated by the Board of Directors pursuant to authority contained in the charter of the Corporation.

     FIFTH: The undersigned Vice President hereby acknowledges these Articles Supplementary to the charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.

    IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 13th day of September, 1999.


ATTEST:                          DFA INVESTMENT DIMENSIONS GROUP INC.



                                 By:
Catherine L. Newell                  Michael T. Scardina
Assistant Secretary                  Vice President, Chief Financial Officer and
                                     Treasurer